As filed with the Securities and Exchange Commission on December 30, 1998

                                                    Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ANSWERTHINK CONSULTING GROUP, INC.
  ---------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               FLORIDA                                 65-0750100
  ---------------------------------       ------------------------------------
    (State or other jurisdiction          (I.R.S. Employer Identification No.)
  of incorporation or organization)

                       1001 BRICKELL BAY DRIVE, SUITE 3000
                              MIAMI, FLORIDA 33131
                    (Address of principal executive offices)

     ANSWERTHINK CONSULTING GROUP, INC. 1998 STOCK OPTION AND INCENTIVE PLAN
         ANSWERTHINK CONSULTING GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                TED A. FERNANDEZ
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                       ANSWERTHINK CONSULTING GROUP, INC.
                       1001 BRICKELL BAY DRIVE, SUITE 3000
                              MIAMI, FLORIDA 33131
                                 (305) 375-8005
--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                          DAVID B.H. MARTIN, JR., ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                               PROPOSED                  PROPOSED
      TITLE OF SECURITIES            AMOUNT TO BE       MAXIMUM OFFERING PRICE      MAXIMUM AGGREGATE           AMOUNT OF
       TO BE REGISTERED               REGISTERED             PER SHARE (2)          OFFERING PRICE (2)     REGISTRATION FEE (2)
---------------------------------------------------------------------------------------------------------------------------------
         COMMON STOCK,
        PAR VALUE $.001                        (1)              $21.62                 $232,457,585             $64,623.21
=================================================================================================================================

(1) 10,000,000 shares of AnswerThink Consulting Group, Inc. Common Stock, par value $.001 per share ("Shares") are being registered pursuant to the AnswerThink Consulting Group, Inc. 1998 Stock Option and Incentive Plan and 750,000 Shares are being registered pursuant to the AnswerThink Consulting Group, Inc. Employee Stock Purchase Plan.

(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share was determined by calculating the weighted average exercise price of (i) 2,673,050 Shares being offered under outstanding options at a weighted average exercise price of $10.71, (ii) 7,326,950 Shares being offered at an exercise price of $25.59 based on the average of the high and low prices per share of the Shares, on December 24, 1998 as reported on The Nasdaq Stock Market and (iii) 750,000 Shares being offered at a price of $21.75, which is 85% of the average of the high and low prices per share of the Shares, on December 24, 1998 as reported on The Nasdaq Stock Market, which reflects that Shares may be purchased under the AnswerThink Consulting Group, Inc. Employee Stock Purchase Plan at 85% of fair market value.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  AnswerThink Consulting Group, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

                  (a) The Registrant's final prospectus dated May 28, 1998 as filed with the Commission pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the fiscal year ended January 2, 1998;

                  (b) The description of the Registrant's Common Stock, par value $.001 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 17, 1998;

                  (c) The Registrant's Quarterly Report on Form 10-Q for the three months ended July 3, 1998 as filed with the Commission on August 17, 1998;

                  (d) The Registrant's Quarterly Report on Form 10-Q for the three months ended October 2, 1998 as filed with the Commission on November 16, 1998; and

                  (e) The Registrant's Current Report on Form 8-K filed with the Commission on October 14, 1998, as amended on December 14, 1998 (File No. 0-24343).

                  In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable. (The Common Stock is registered under Section 12 of the Exchange Act.)

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  To the fullest extent permitted by the Florida Business Corporation Act (the "Florida Act"), the Company's Articles of Incorporation provide that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. Generally, the Florida Act permits indemnification of a director or officer upon a determination that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  The Articles of Incorporation and Bylaws of the Company provide for the indemnification of the Company's directors and officers and any person who is or was serving at the request of the Company as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan to the fullest extent authorized by, and subject to the conditions set forth in the Florida Act against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes, excise taxes, or penalties, charges, expenses and amounts paid or to be paid in settlement), except that the Company will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Company's Board of Directors. The indemnification provided under the Bylaws includes the right to be paid by the Company the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it is ultimately determined that such director or officer is not entitled to be indemnified. Pursuant to the Bylaws, if a claim for indemnification is not paid by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such action.

                  Under the Articles of Incorporation, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Florida Act. The Company maintains director and officer liability insurance on behalf of its directors and officers.

                                      * * *

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  EXHIBIT
                  NUMBER            DESCRIPTION
                  -------           -----------
                  4.1               Second Amended and Restated Certificate of
                                    Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration
                                    Statement on Form S-1 (File No. 333-48123), and incorporated herein by reference).

                  4.2 Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q (File No. 000-24343), as filed with the Commission on August 17, 1998 and incorporated herein by reference).

                  4.3 Form of Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A (File No. 000-24343), as filed with the Commission on May 21, 1998 and incorporated herein by reference).

                  4.4 AnswerThink Consulting Group, Inc. 1998 Stock Option and Incentive Plan (filed as
                                    Exhibit 10.11 to the Registrant's
                                    Registration Statement on Form S-1 (File No.
                                    333-48123), and incorporated herein by
                                    reference).

                  4.5 AnswerThink Consulting Group, Inc. Employee Stock Purchase Plan.

                  5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

                  23.1              Consent of PricewaterhouseCoopers LLP.

                  23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1 hereto).

                  24.1 Power of Attorney (included on signature pages).

ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this Registration
Statement:

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2)      That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                           (3)      To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) The undertaking concerning indemnification is as set forth under the response to Item 6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 30th day of December, 1998.

                                 ANSWERTHINK CONSULTING GROUP, INC.

                            BY:  /s/ TED A. FERNANDEZ
                                 -----------------------------------------------
                                 Ted A. Fernandez
                                 President, Chief Executive Officer and Chairman

                                POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ted A. Fernandez and Luis E. San Miguel, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                        TITLE                              DATE
                  ---------                                        -----                              ----
    /s/ TED A. FERNANDEZ                          President, Chief Executive Officer and        December 30, 1998
----------------------------------------          Chairman (Principal executive officer)
         Ted A. Fernandez

    /s/ LUIS E. SAN MIGUEL                         Executive Vice President, Finance and        December 30, 1998
----------------------------------------            Chief Financial Officer (Principal
         Luis E. San Miguel                          financial and accounting officer)

    /s/ ALLAN R. FRANK                          Executive Vice President, Chief Technology      December 30, 1998
----------------------------------------                   Officer and Director
         Allan R. Frank

                  SIGNATURE                                        TITLE                              DATE
                  ---------                                        -----                              ----
    /s/ ULYSSES S. KNOTTS, III                      Executive Vice President, Sales and         December 30, 1998
----------------------------------------                  Marketing and Director
         Ulysses S. Knotts, III

    /s/ FERNANDO MONTERO                                         Director                       December 30, 1998
----------------------------------------
         Fernando Montero

    /s/ EDMUND R. MILLER                                         Director                       December 30, 1998
----------------------------------------
         Edmund R. Miller

    /s/ BRUCE RAUNER                                             Director                       December 30, 1998
----------------------------------------
         Bruce Rauner

    /s/ WILLIAM C. KESSINGER                                     Director                       December 30, 1998
----------------------------------------
         William C. Kessinger

                                  EXHIBIT INDEX

                  EXHIBIT
                  NUMBER            DESCRIPTION
                  -------           -----------
                  4.1               Second Amended and Restated Certificate of
                                    Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration
                                    Statement on Form S-1 (File No. 333-48123), and incorporated herein by reference).

                  4.2 Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q (File No. 000-24343), as filed with the Commission on August 17, 1998 and incorporated herein by reference).

                  4.3 Form of Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A (File No. 000-24343), as filed with the Commission on May 21, 1998 and incorporated herein by reference).

                  4.4 AnswerThink Consulting Group, Inc. 1998 Stock Option and Incentive Plan (filed as
                                    Exhibit 10.11 to the Registrant's
                                    Registration Statement on Form S-1 (File No.
                                    333-48123), and incorporated herein by
                                    reference).

                  4.5 AnswerThink Consulting Group, Inc. Employee Stock Purchase Plan.

                  5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

                  23.1              Consent of PricewaterhouseCoopers LLP.

                  23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1 hereto).

                  24.1 Power of Attorney (included on signature pages).